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                                    EXHIBIT 8

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KPMG


        KPMG LLP
        CHARTERED ACCOUNTANTS                          Telephone (416) 777-8500
        Suite 3300 Commerce Court West                 Telefax (416) 777-8818
        PO Box 31 Stn Commerce Court                   www.kpmg.ca
        Toronto ON M5L 1B2



Alberta Securities Commission
British Columbia Securities Commission
The Manitoba Securities Commission
Securities Administration Office, New Brunswick
Securities Commission of Newfoundland and Labrador
Registrar of Securities, Northwest Territories
Nova Scotia Securities Commission
Registrar of Securities, Nunavut
Ontario Securities Commission
Prince Edward Island Securities Office
Autorite des marches financiers
Saskatchewan Financial Services Commission - Securities Division
Registrar of Securities, Government of the Yukon Territory


Dear Sirs:

RE: NORTH AMERICAN PALLADIUM LTD.

We have read the Notice of North American Palladium Ltd dated May 5,2004 and are in agreement with the statements contained in such Notice.


Yours very truly,



/S/ KPMG LLP



Chartered Accountants

Toronto, Canada
May 6, 2004





KPMG LLP, a Canadian owned limited liability partnership established under the laws of Ontario, is a member firm of KPMG International, a Swiss association.